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Registration No. 333-60326

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEMPORARY FINANCIAL SERVICES, INC.
(Name of small business issuer in its charter)

Washington (State or jurisdiction of incorporation or organization)	7360 (Primary Standard Industrial Classification Code Number)	91-2084501 (I.R.S. Employer Identification No.)

200 N. Mullan, Suite 213, Spokane, WA 99206    Telephone: (509) 340-0273
(Address and telephone number of principal executive offices)

200 N. Mullan, Suite 213, Spokane, WA 99206
(Address of principal place of business or intended principal place of business)

Gregory B. Lipsker
601 W. Main Ave. Spokane, WA 99201
(509) 455-9077 (Telephone)                    (509) 624-6441 (Facsimile)
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Shares to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value	$4,000,000	$5.00	$4,000,000	$1,000.00

Underwriter's Warrants	$800	$0.01	$800	$0.20

Shares underlying Underwriters Warrants	$400,000	$5.00	$400,000	$100.00

POST EFFECTIVE AMENDMENT NO. 3

        On May 7, 2001, Temporary Financial Services, Inc. ("TFS") filed a registration on Form SB-2, with the United States Securities and Exchange Commission (the "SEC") under File Number 333-60326. Amendments to the registration statement were filed on August 28, 2001, October 3, 2001, and November 2, 2001. The SEC declared the registration statement effective on November 13, 2001. Subsequently, TFS filed post effective amendments on December 17, 2001 and January 2, 2002, and the second post effective amendment was declared effective on January 8, 2002. The offering commenced shortly after the January 8, 2002 effective date. In accordance with the Prospectus, the offering terminated on March 31, 2002. As of March 31, 2002, 337,280 shares had been sold in the offering, and 462,720 shares that were registered in the offering remained unsold as of the offering termination date.

        In accordance with the undertaking contained in Item 512 of Regulation S-B, we are filing this Post Effective Amendment No. 3 to deregister the shares which were not sold in the offering.

        This Post Effective Amendment deregisters 462,720 shares of our common stock which remain unsold as of the offering termination date on March 31. 2002.

SIGNATURES

        Pursuant to the requirement of the Securities Act of 1933, as amended, we have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 31st day of December, 2001.

TEMPORARY FINANCIAL SERVICES, INC.
By:	/s/ JOHN COGHLAN President, Chief Executive Officer and Chief Financial Officer

        We, the undersigned directors and officers of Temporary Financial Services, Inc., do hereby constitute and appoint John Coghlan and Brad Herr, or either of them, our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Temporary Financial Services, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JOHN COGHLAN President, Chief Executive Officer and Chief Financial Officer	April 17, 2002	/s/ KRISTIE JESMORE Treasurer	April 17, 2002
/s/ BRAD HERR Secretary	April 17, 2002

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POST EFFECTIVE AMENDMENT NO. 3
SIGNATURES